Exhibit 10.2

AMENDMENT TO

CROWN CASTLE INTERNATIONAL CORP. 2004 STOCK INCENTIVE PLAN

THIS AMENDMENT by Crown Castle International Corp. (“Company”),

W I T N E S S E T H:

WHEREAS, the Company previously established the Crown Castle International Corp. 2004 Stock Incentive Plan, as amended (“Plan”);

WHEREAS, Article XIII of the Plan provides in relevant part that the Board of Directors of Crown Castle International Corp. (“Board”) may (i) terminate the Plan with respect to any shares of Common Stock for which any Awards have not theretofore been granted, and (ii) amend the Plan; and

WHEREAS, the Company desires to amend the Plan to cease grants under the Plan, subject to and contingent upon the approval by the stockholders of the Company of the adoption of the Crown Castle International Corp. 2013 Long-Term Incentive Plan;

NOW, THEREFORE, effective as of, and subject to and contingent upon, the approval by the stockholders of the Company of the adoption of the Crown Castle International Corp. 2013 Long-Term Incentive Plan1, the Plan is hereby amended to provide that no further Awards shall be made under the Plan.

Adopted by the Board on February 21, 2013

/s/ Donald J. Reid
Donald J. Reid
Corporate Secretary

[1]	Secretary’s Note: The 2013 Long-Term Incentive Plan was approved by the Company’s stockholders on May 23, 2013.